Exhibit 10.12

AGREEMENT OF

OPTION TO PURCHASE

ORDINARY SHARE

OF

Regencell Bioscience Holdings Limited

(the “COmpany”)

WHEREAS, the Company has approved 2021 Share Option Plan on May 31, 2021, pursuant to which the Chief Executive Officer (“CEO”) of the Company may grant options to consultants, employees, and directors (collectively, “Service Provider”) of the Company with the approval of the Board of Directors (the “Board”);

WHEREAS, the Chairman of the Board of Directors (the “Chairman”) may grant options to directors (the “Directors”) of the Company with the approval of the Board of Directors (the “Board”);

NOW, THEREFORE,

DATE OF GRANT (“Grant Date”): [               ]

EXPIRATION DATE: Ten years from the date that the Options become vested in accordance with the Vesting Schedule set forth in Exhibit A

Regencell Bioscience Holdings Limited, hereby grants

[NAME OF THE INDIVIDUAL]

(the “Optionee”)

an opportunity to purchase Company’s ordinary shares, par value of $0.00001 per share (“Ordinary Share”), on the terms and subject to the conditions hereinafter in connection with the Company’s 2021 Share Option Plan (the “Plan”).

The Company's board of directors, referred to as the Board, has determined that it would be to the advantage and best interests of the Company and its shareholders to grant the options provided for in this agreement to the Optionee in recognition of services rendered by the Optionee to the Company and to give the Optionee additional incentive in furthering the business success of the Company.

Now, therefore, in consideration of the promises and the mutual covenants contained in this agreement, the parties agree as follows:

1. Grant of Options. The Company hereby grants to the Optionee’s compensation, [                    ] options (hereinafter each called the “Option” or collectively the “Options”), each Option to purchase one Ordinary Share of the Company (collectively, the “Option Shares”), such number being subject to adjustment as provided in Section 9 hereof) on the terms and conditions set forth herein and in the Plan.

2. Exercise Price. The Exercise Price of the Option Shares shall be the (US$9.50 ) per share.

3. Term of Options. Except as provided in paragraphs 8 and 9 hereof, the term of the Options shall be ten (10) years from the date that the Options become vested in accordance with the Vesting Schedule (defined below).

4. Vesting. The Options shall vest according to the vesting conditions set forth in Exhibit A (the “Vesting Schedule”).

5. Exercise of Options. The Options or such portion of them as is applicable, may be exercised beginning on the date on which they vest. Except as herein after provided, the Options may not be exercised at any time unless the Optionee shall have been a Service Provider of the Company on the date of the exercise of the Option; provided, however, that Optionee shall have twelve (12) months from the date of the Optionee’s termination of consultancy, termination of employment, or termination of directorship, or in which to exercise the unexercised Options provided such Options are vested at the time of the termination. The Optionee shall not have any rights of a shareholder with respect to the Option Shares except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the Options.

6. Transferability. The Options shall be transferable; provided, however, that the transferee must agree in writing to be bound by the terms of the Options and the Plan at the time of the transfer.

7. Death of Optionee and Transfer of Options. If the Optionee shall die while in his or her period of being a Service Provider of the Company or a subsidiary or within a period of twelve (12) months after the termination of his or her employment, consultancy, or directorship with the Company and all subsidiaries, and shall not have fully exercised the Options, such Options may be exercised to the extent that the Optionee’s right to exercise such Options have been accrued pursuant to the terms of the Options at the time of his or her death and had not been previously exercised, at any time within twelve (12) months after the Optionee’s death, by the executors or administrators of the Optionee or by any person or persons who shall have acquired the Options directly from the Optionee by bequest or inheritance.

8. Changes in Capital Structure. If all or any portion of the Options shall be exercised subsequent to any share dividend, share split-up, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which Ordinary Shares shall be changed into the same or a different number of shares of the same or another class of classes, the person or persons so exercising the Options shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, as if Ordinary Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of price per share set forth in Section 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such share dividends, share split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and any aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

9. Method of Exercising Options. Subject to the terms and conditions of this agreement, the Options may be exercised by a duly executed copy of Notice of Exercise Form annexed hereto (“Notice of Exercise Form”) to the Company’s Option Administer presented any time prior to the termination of the Options. The exercise date will be the date of the Notice of Exercise Form to the Option Administer. Such notice shall state the election to exercise the Options and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Options. The Company shall have received payment of an amount of consideration equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Option Shares with respect to which the Options are then being exercised, payable at the Optionee’s election by certified or official bank check or money order payable to the order of the Company. If someone other than the Optionee is exercising the Options pursuant to the provisions providing for the contingency of death of the Optionee, such notice shall be accompanied by the appropriate proof of right of such person or persons to exercise the Options.

10. Restrictions on Issuance of Shares. The Company shall at all times during the term of the Options reserve and keep available such number of Ordinary Shares as will be sufficient to satisfy the requirements of the Options. The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares pursuant thereto and all other fees and expenses necessarily incurred by the Company in connection therewith; and it will from time to time use its best efforts to comply with all laws and regulations which shall be applicable thereto. Delivery of these certificates of shares may be deferred by the Company in order to comply with any and all applicable law, regulation or requirement of any regulatory body. The Company shall not be obligated to sell or issue any shares pursuant to the Options unless the shares, with respect to which the Options are being exercised are at the time effectively registered or exempt from registration under the Securities Act of 1933, as amended.

11. Options Subject to All of the Plan Terms. This agreement and the Options shall be subject to the Plan, the terms of which are hereby incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, shall be governed by the Plan.

12. Legends and Stop-Transfer Orders.

(a) Legends. The Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially similar thereto, to be placed upon any certificate(s) evidencing ownership of the Ordinary Shares acquired upon exercise of the Options together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Ordinary Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

13. Optionee’s Representations. If the Ordinary Shares purchasable pursuant to the exercise of this Options have not been registered under the Securities Act or any applicable state laws at the time the Options are exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Options, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B and shall make such other written representations as are deemed necessary or appropriate by the Company and/or its counsel.

14. Governing Law; Severability. The laws of the New York shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

15. Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and U.S. state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Options are granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16. Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Options in any material way without the prior written consent of the Optionee.

17. Disclaimer. The Company will not advise Optionee as to the tax consequences resulting from the execution of the designated Options. It is solely the responsibility of the Optionee to consult with the Optionee’s tax and/or financial advisors regarding any financial or tax liabilities that may result due to the execution of the designated Options.

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IN WITNESS WHEREOF, the Company has executed this Option as of the Date of Grant set forth above.

Regencell Bioscience Holdings Limited

Yat-Gai Au
Chief Executive Officer

Exhibit A

Vesting Schedule

The Options shall vest based on the following schedules:

•	[ ] options shall vest immediately following first year anniversary of the closing of the initial public offering of the Company.

•	[ ] options shall vest immediately following second year anniversary of the closing of the initial public offering of the Company.

•	[ ] options shall vest immediately following the third year anniversary of the closing of the initial public offering of the Company.

•	[ ] options shall vest immediately following the fourth year anniversary of the closing of the initial public offering of the Company.

Any unvested Options during the Term of the Options shall expire and become void on the Expiration Date.

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:

COMPANY	:	Regencell Bioscience Holdings Limited

SECURITY	:	Ordinary Shares

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed ordinary shares (the “Securities”) of Regencell Bioscience Holdings Limited (the “Company”), the undersigned (the “Optionee”) represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act, in each case, in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration and qualification is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered and qualified, or such registration and qualification is not required in the opinion of counsel satisfactory to the Company. Optionee acknowledges and understands that the California Commissioner of Corporations has made no finding or determination relating to the fairness for investment of the Securities offered by the Company and that the Commissioner has not and will not recommend or endorse the Securities.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

(d) In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires (i) the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, (ii) in the case of resales by persons who are not affiliates of the Company (within the meaning of Rule 144), the satisfaction of the conditions set forth in section (2) of the paragraph immediately above, and (iii) in the case of resales by affiliates of the Company, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above. Optionee acknowledges that a copy of Rule 144 will be delivered to Optionee upon request.

(e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(f) Optionee is a resident and domiciliary of the state or other jurisdiction hereinafter set forth opposite the Optionee’s signature.

(g) Optionee understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Optionee hereby consents to such reliance.

IN WITNESS WHEREOF, the undersigned Optionee has executed this Investment Representation Statement as of      ,      .

By:
Name:

Address:

NOTICE OF EXERCISE FORM

REGENCELL BIOSCIENCE HOLDINGS LIMITED

The undersigned _______________, pursuant to the provisions of the Option, hereby elects to purchase __________ Ordinary Shares (the “Option Shares”) of Regencell Bioscience Holdings Limited covered by the accompanying Option.

Number of Ordinary Shares beneficially owned or deemed beneficially owned by the Optionee on the date of Exercise: _______________

The undersigned intends that payment of the Exercise Price shall be made as cash exercise:

The Optionee shall pay the sum of $______________ by certified or official bank check (or via wire transfer) to the Company in accordance with the terms of the Option.

The certificate(s) representing the Option Shares shall be delivered by:

(a)	certified mail to the designated address, or

(b)	certified mail to the prime broker of the Holder at

Name:

Address:

Attention:

Tel. No.:

(c)	electronically (DWAC Instructions: ___________________), or

(d)	other (specify) _____________________________________

If the number of Option Shares shall not be all the Option Shares purchasable upon exercise of the Option, that a new Option for the balance of the Option Shares purchasable upon exercise of this Option be registered in the name of the undersigned Optionee or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Note: The signature must correspond with the name of the Optionee as written on the first page of the Option in every particular, without alteration or enlargement or any change whatever, unless the Option has been assigned.

Optionee:

Signature

Name (please print)

National ID

Email

Address

Date

Assignee:

Signature

Name (please print)

National ID

Email

Address

Date